UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2020

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in charter)

Illinois	000-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 N. Pepper Road Lake Barrington, IL 60010

(Address of principal executive offices) (Zip Code)

(847) 382-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTIB	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2020, CTI Industries Corporation (the “Company”) filed an Amended and Restated Certificate of Designation (the “Amended and Restated Certificate of Designation”) of its Series A Convertible Preferred Stock (the “Series A Preferred”) with the Secretary of State of the State of Illinois, which is attached hereto as Exhibit 3.1. Pursuant to the Amended and Restated Certificate of Designation, the voting rights of the Series A Preferred was limited to a maximum of twelve and one half (12.5) votes per share.

This description of the Amended and Restated Certificate of Designation is only a summary and is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Designation attached as Exhibit 3.1 hereto.

Item 9.01  Financial Statements And Exhibits.

(d) Exhibits

The exhibit listed below is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2020

CTI INDUSTRIES CORPORATION

By:	/s/ Frank Cesario
Frank Cesario
President, Chief Executive Officer and Chief Financial Officer